Exhibit 99.1

PRESS RELEASE

INTERCONTINENTALEXCHANGE REPORTS 2Q13 ADJUSTED DILUTED EPS OF $2.19, +12% YTY; RECORD
ADJUSTED NET INCOME ATTRIBUTABLE TO ICE OF $161MM

- Record Quarterly Revenues of $372MM, +6% yty in 2Q13
- GAAP Diluted EPS of $2.09; GAAP Net Income Attributable to ICE of $153MM in 2Q13

ATLANTA, August 6, 2013 – IntercontinentalExchange (NYSE: ICE), a leading operator of global markets and clearing houses, today reported record financial results for the second quarter of 2013. Consolidated revenues were a record $372 million, an increase of 6% from the second quarter of 2012. Consolidated net income attributable to ICE was $153 million, up 7% from the second quarter of 2012, and diluted earnings per share (EPS) increased 7% over the second quarter to $2.09 on a GAAP basis.

For the second quarter ended June 30, 2013, certain items were included in ICE's operating results that are not indicative of its core business performance, including transaction costs related to ICE's proposed acquisition of NYSE Euronext. Excluding these items, second quarter 2013 adjusted net income attributable to ICE increased 12% over the prior second quarter to a record $161 million and adjusted diluted EPS rose 12% to $2.19. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on adjusted net income attributable to ICE and adjusted diluted EPS.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “We delivered on our commitment to growth, achieving a record quarter while making continued progress on our acquisition of NYSE Euronext and seamlessly completing a significant clearing transition. We received approvals from shareholders of both companies and the European Commission and are working with regulators to finalize the transaction. Meanwhile, we remain focused on extending our risk management services and delivering on the needs of our customers around the globe.”

ICE SVP and CFO Scott A. Hill added: “Our clearing business continues to expand into new asset classes. Following the successful transfer of NYSE Liffe’s clearing services, we now clear energy, emissions, agricultural, credit, interest rate and equity derivatives at ICE Clear Europe. We are also seeing significant growth in buy-side volumes for credit default swaps following the start of the U.S. clearing mandate. To date, we have cleared $1.8 trillion in buy-side gross notional value for CDS. Combined with our demonstrated investment discipline, our diverse businesses, strong balance sheet and cash flows provide a strong foundation for continued growth.”

Second Quarter 2013 Results

Second quarter 2013 consolidated revenues increased 6% from the prior second quarter to $372 million and consolidated transaction and clearing revenues increased 4% to $319 million.

Futures average daily volume (ADV) was 3.5 million contracts, up 3% compared to the second quarter of 2012. Revenues from ICE's credit default swap (CDS) trade execution, processing and clearing business were $40 million, up 11% from the second quarter of 2012, and included $22 million in CDS clearing revenues.

Consolidated market data revenues increased 8% to $40 million in the second quarter of 2013 compared to the prior second quarter. Consolidated other revenues were $13 million in the second quarter of 2013.

Consolidated operating expenses were up 8% from the prior second quarter to $147 million, and consolidated operating income rose 4% to $225 million. Operating margin was 60%, and the effective tax rate for the quarter was 27%.

First Half 2013 Results

Consolidated revenues in the first half of 2013 grew 1% to $724 million. Futures ADV in the first half of the year was 3.6 million contracts down 1% from the first six months of 2012, with futures transaction and clearing revenue of $619 million, down 2% from the prior year’s first half.

Consolidated market data revenues increased 10% to $81 million and consolidated operating margin was 59% for the first half of 2013.

PRESS RELEASE

Cash flows from operations were $382 million in the first half of 2013, up 4% year-over-year. Capital expenditures during the first half of 2013 were $32 million and capitalized software development costs totaled $18 million.

Unrestricted cash and short term investments were $1.5 billion as of June 30, 2013, and outstanding debt was $803 million.

Guidance

●	ICE expects 2013 adjusted consolidated expenses to increase in the range of 2% to 3% compared to 2012 adjusted consolidated expenses, versus prior guidance of an increase in the range of 3% to 5%.
●	ICE expects depreciation and amortization expense for 2013 in the range of $130 million to $135 million, versus prior guidance of $135 million to $140 million for the year.
●	ICE expects interest expense for the second half of 2013 to be in the range of $10 million to $11 million per quarter, versus prior guidance of $9 million to $10 million per quarter.
●	ICE expects acquisition expense for the third quarter of 2013 in the range of $5 million to $7 million related to the NYSE Euronext transaction, which will be excluded from non-GAAP results.
●
For the third quarter of 2013, ICE expects to record $38.5 million in capital expenditures relating to its purchase of an office building to serve as its Atlanta headquarters. ICE continues to anticipate $60 million to $70 million in technology capital expenditures and capitalized software for 2013, in addition to $20 million to $30 million in real estate expenditures primarily related to New York office consolidation.

●	ICE’s diluted share count for the third quarter of 2013 is expected to be in the range of 73.0 million to 74.0 million weighted average shares outstanding.

Earnings Conference Call Information

ICE will hold a conference call today, August 6, at 8:30 a.m. ET to review its second quarter 2013 financial results. A live audio webcast of the earnings call will be available on the company’s website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 877-674-6420 from the United States, or 708-290-1370 from outside of the United States. Telephone participants should call 10 minutes prior to the start of the call. The call will be archived on the company’s website for replay.

Historical futures volume, rate per contract and open interest data can be found at: http://ir.theice.com/supplemental.cfm

Volume, for the current and prior-year periods, has been adjusted to include OTC swap contracts that were transitioned to energy futures contracts on October 15, 2012.

PRESS RELEASE

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Transaction and clearing fees, net	$618,583	$628,880	$318,868	$306,808
Market data fees	81,033	73,557	40,135	37,171
Other	23,890	13,970	12,606	7,234
Total revenues	723,506	716,407	371,609	351,213
Operating expenses:
Compensation and benefits	132,846	132,776	66,632	64,700
Technology and communications	23,197	23,462	12,417	11,760
Professional services	15,587	17,928	8,115	8,526
Rent and occupancy	17,567	9,377	9,305	4,915
Acquisition-related transaction costs	26,314	7,709	8,414	4,246
Selling, general and administrative	17,991	20,466	8,966	9,542
Depreciation and amortization	65,234	64,091	33,068	32,108
Total operating expenses	298,736	275,809	146,917	135,797
Operating income	424,770	440,598	224,692	215,416
Other income (expense):
Interest and investment income	1,422	682	695	442
Interest expense	(19,849)	(19,667)	(9,929)	(9,599)
Other income, net	1,647	26	1,716	305
Total other expense, net	(16,780)	(18,959)	(7,518)	(8,852)
Income before income taxes	407,990	421,639	217,174	206,564
Income tax expense	112,948	126,562	59,313	61,266
Net income	$295,042	$295,077	$157,861	$145,298
Net income attributable to noncontrolling interest	(6,277)	(4,055)	(4,538)	(2,141)
Net income attributable to IntercontinentalExchange, Inc.	$288,765	$291,022	$153,323	$143,157
Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$3.97	$4.00	$2.11	$1.97
Diluted	$3.94	$3.97	$2.09	$1.95
Weighted average common shares outstanding:
Basic	72,746	72,698	72,812	72,755
Diluted	73,291	73,303	73,405	73,343

PRESS RELEASE

IntercontinentalExchange, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,457,048	$1,612,195
Short-term investments	36,529	—
Short-term restricted cash and investments	138,297	86,823

Customer accounts receivable	185,784	127,260
Margin deposits and guaranty funds	35,328,089	31,882,493
Prepaid expenses and other current assets	39,459	41,316
Total current assets	37,185,206	33,750,087
Property and equipment, net	164,901	143,392
Other noncurrent assets:
Goodwill	1,932,929	1,937,977
Other intangible assets, net	804,188	798,960
Long-term restricted cash	160,751	162,867
Long-term investments	329,547	391,345
Other noncurrent assets	36,205	30,214
Total other noncurrent assets	3,263,620	3,321,363
Total assets	$40,613,727	$37,214,842
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$108,948	$70,206
Accrued salaries and benefits	36,266	55,008
Current portion of licensing agreement	19,248	19,249
Current portion of long-term debt	48,824	163,000
Income taxes payable	51,007	29,284
Margin deposits and guaranty funds	35,328,089	31,882,493
Other current liabilities	52,416	26,457
Total current liabilities	35,644,798	32,245,697
Noncurrent liabilities:
Noncurrent deferred tax liability, net	205,406	216,141
Long-term debt	753,971	969,500
Noncurrent portion of licensing agreement	56,098	63,739
Other noncurrent liabilities	59,410	43,207
Total noncurrent liabilities	1,074,885	1,292,587
Total liabilities	36,719,683	33,538,284
Redeemable noncontrolling interest	15,169	—

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:

Common stock	804	799
Treasury stock, at cost	(737,846)	(716,815)
Additional paid-in capital	1,945,281	1,903,312
Retained earnings	2,797,437	2,508,672
Accumulated other comprehensive loss	(158,448)	(52,591)
Total IntercontinentalExchange, Inc. shareholders’ equity	3,847,228	3,643,377
Noncontrolling interest in consolidated subsidiaries	31,647	33,181
Total equity	3,878,875	3,676,558
Total liabilities and equity	$40,613,727	$37,214,842

Non-GAAP Financial Measures
We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our U.S. generally accepted accounting principles, or GAAP, results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. We strongly recommend that investors review the GAAP financial measures included in this press release and in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

PRESS RELEASE

Adjusted net income attributable to ICE for the six and three months ended June 30, 2013 presented below is calculated by adding net income attributable to ICE, the adjustments described below, which are not reflective of our core business performance, and the related income tax effect. We are including all of the acquisition-related transaction costs incurred relating to our current acquisition of NYSE Euronext as a non-GAAP adjustment given the size of the deal. We are also including the banker success fee relating to the ICE Endex acquisition and the duplicate rent expenses and lease termination costs in New York City, as we are consolidating multiple existing locations into a combined location, as non-GAAP adjustments. The tax effects of these items are calculated by applying specific legal entity and jurisdictional marginal tax rates. The following table reconciles net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per share attributable to ICE common shareholders for the period presented below (in thousands, except per share amounts):

	Six Months Ended June 30, 2013	Three Months Ended June 30, 2013
Net income attributable to ICE	$288,765	$153,323
Add: NYSE Euronext transaction costs and banker fee relating to ICE Endex acquisition	25,442	8,352
Add: Duplicate rent expenses and lease termination costs	7,262	3,913
Less: Income tax benefit effect related to the items above	(11,802)	(4,743)
Adjusted net income attributable to ICE	$309,667	$160,845

Earnings per share attributable to ICE common shareholders:
Basic	$3.97	$2.11
Diluted	$3.94	$2.09

Adjusted earnings per share attributable to ICE common shareholders:
Adjusted basic	$4.26	$2.21
Adjusted diluted	$4.23	$2.19

Weighted average common shares outstanding:
Basic	72,746	72,812
Diluted	73,291	73,405

About IntercontinentalExchange
IntercontinentalExchange (NYSE: ICE) is a leading operator of regulated exchanges and clearing houses serving the risk management needs of global markets for agricultural, credit, currency, emissions, energy and equity index products. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe, ICE Clear Europe, ICE Clear Canada, ICE Clear US, ICE Clear Credit, ICE Futures U.S., and ICE OTC. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange’s business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment and industry trends; conditions in global financial markets; domestic and international economic conditions; volatility in commodity prices and price volatility of financial contracts such as equity indexes and foreign exchange; our ability to complete the acquisition of NYSE Euronext and to do so in a timely manner, realize the anticipated benefits within the expected time frame, and efficiently integrate NYSE Euronext’s operations; changes in laws and regulations; increasing competition and consolidation in our industry; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; the success of our clearing houses and our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; technological developments, including ensuring that the technology we utilize is not vulnerable to security risks; the accuracy of our cost estimates and expectations; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures for the foreseeable future; our ability to develop new products and services on a timely and cost-effective basis; leveraging our risk management capabilities; maintaining existing market participants and attracting new ones; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; and identification of trends and how they will impact our business. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 6, 2013, and the risk factors in the joint proxy statement/prospectus of IntercontinentalExchange Group, Inc., as filed with the SEC on April 30, 2013. These filings are also available in the Investors & Media section of our website. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ICE-CORP

PRESS RELEASE

Media Contact:

Brookly McLaughlin, Communications Director
+1 312 836 6728
brookly.mclaughlin@theice.com

Claire Miller, Communications Director
+44 20 7065 7745
claire.miller@theice.com

Investor Contact:

Kelly Loeffler, VP Investor Relations & Corp. Communications
+1 770 857 4726
kelly.loeffler@theice.com